Exhibit 21.1
Subsidiaries of Janus International Group, Inc.

Name of Subsidiary	Country (State)
Juniper Industrial Holdings, Inc.	United States (Delaware)
Janus Intermediate Holdco, Inc. Janus Midco, LLC	United States (Delaware) United States (Delaware)
Janus Intermediate, LLC	United States (Delaware)
Janus International Group, LLC	United States (Delaware)
Access Control Technologies, LLC
Janus International Europe Holdings, Ltd.
Steel Storage Australia Pty Ltd.
Steel Storage Asia Pte Ltd.
Janus International Europe Ltd
Steel Storage France (SARL)
Active Supply & Design (CDM) Ltd.
U.S. Door & Building Components, LLC
Janus Cobb Holdings, LLC
ASTA Industries, Inc.
Atlanta Door Corporation
Noke, Inc.
Betco, Inc.
Steel Door Depot.com, LLC
Janus Holdings, LLC
Janus Door, LLC
Janus International Brasil Participações LTDA	United States (North Carolina)
United Kingdom (England and Wales)
Australia
Singapore
United Kingdom (England and Wales)
France
United Kingdom (England and Wales)
United States (Georgia)
United States (Delaware)
United States (Georgia)
United States (Georgia)
United States (Delaware)
United States (Delaware)
United States (Georgia)
United States (Georgia)
United States (Georgia)
Brazil